Exhibit 23.2

                 Consent of Grant Thornton Independent Auditors

The Board of Directors
Authoriszor Inc.:

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Authoriszor Inc. 1999 Stock Option Plan of our report dated August 18, 2000, with respect to the consolidated financial statements for Authoriszor Inc. included in the Annual Report (Form 10-KSB) for the year ended June 30, 2000, filed with the Securities and Exchange Commission.

                                                     Grant Thornton

                                                     /s/ Grant Thornton

Leeds, England
October 19, 2000